UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	September 17, 2007

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (b)     As a result of the appointments described in Item 5.02(c) below, on September 18, 2007, the Board of Directors of Oshkosh Truck Corporation (the “Company”) determined that Robert G. Bohn will no longer serve as President of the Company and Charles L. Szews will no longer serve as Chief Financial Officer of the Company, in each case effective October 1, 2007. Mr. Bohn will continue to serve as Chairman and Chief Executive Officer of the Company.

        (c)     On September 18, 2007, the Board of Directors of the Company acted to appoint Charles L. Szews as President and Chief Operating Officer of the Company, effective October 1, 2007. In addition, the Board of Directors of the Company acted to appoint David M. Sagehorn as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective October 1, 2007.

        Mr. Szews, who is 50, joined the Company in 1996 as Vice President and Chief Financial Officer and was appointed Executive Vice President in 1997. In May 2007, Mr. Szews was elected to the Board of Directors of the Company.

        Mr. Sagehorn, who is 43, joined the Company in March 2000 as Senior Manager, Mergers and Acquisitions. In September 2001, Mr. Sagehorn was appointed Director, Business Development and in August 2002, Vice President, Finance for the Company’s defense business. Mr. Sagehorn was promoted to Vice President and Treasurer of the Company in November 2005.

        (e)     On September 17, 2007, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved awards of performance shares to the Company’s executive officers pursuant to the Company’s 2004 Incentive Stock and Awards Plan (the “2004 Plan”). Each performance share awarded represents the right to receive up to two shares of the Company’s common stock depending upon the total shareholder return of the Company’s common stock versus the S&P Mid-Cap 400 over a three-year performance period running from October 1, 2007 to September 30, 2010. Total shareholder return is the annualized rate of return reflecting stock price appreciation and assuming reinvestment of dividends. The number of shares of the Company’s common stock that the executive officers will actually receive will be a function of the Company’s relative performance on a percentile basis. The threshold performance level is the 40th percentile, and executive officers receive the maximum amount at or above the 80th percentile.

        Also on September 17, 2007, the Committee approved annual incentive awards for fiscal year 2008 for the Company’s executive officers pursuant to the 2004 Plan. The executive officers may earn cash bonuses on the basis of the Company’s performance in fiscal 2008 relative to benchmarks for earnings per share, return on invested capital and, for certain officers, operating income of the Company’s business units. The maximum annual cash bonus that may be earned in fiscal 2008 is 200% of base salary for the chief executive officer, 160% of base salary for the chief operating officer and 120% of base salary for all other executive officers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: September 21, 2007	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary